CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 29, 2006, on Consolidated Energy, Inc. consolidated financial statements for the period ended December 31, 2004 and 2005 included in the amended Registration Statement (Amendment No. 4 to Form SB-2 Registration Number 333-131802) and related Prospectus of Consolidated Energy, Inc. dated August 14, 2006.

                      /S/ Killman, Murrell & Company, P.C.
                      ------------------------------------
                      Killman, Murrell & Company, P.C.

                      Odessa, Texas
                      August 14, 2006